UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2025

STRIVE, INC.
(Exact name of Company as specified in its charter)

Nevada	001-41612	88-1293236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Ct, Suite 1400, Dallas, TX	75201
(Address of principal executive offices)	(Zip Code)

(855) 427-7360
(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ASST	The Nasdaq Stock Market LLC

Indicate by check mark whether the Company is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

As previously disclosed, on September 12, 2025, Strive, Inc., a Nevada corporation, which was, until September 12, 2025, known as Asset Entities Inc. (the “Company”), completed the merger whereby Alpha Merger Sub, Inc., an Ohio corporation and a direct, wholly owned subsidiary of Asset Entities Inc. merged with and into Strive Enterprises, Inc., an Ohio corporation, with Strive Enterprises, Inc. as the surviving corporation and as a direct, wholly owned subsidiary of the Company (the “Merger”), which closed on September 12, 2025 (the “Closing Date”).

WWC, P.C. (“WWC”) served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2024 and 2023. KPMG LLP (“KPMG”) served as the independent registered public accounting firm for the fiscal years ended December 31, 2024 and 2023 for Strive Enterprises, Inc. On the Closing Date, it was determined that WWC would be dismissed and KPMG would serve as the independent registered public accounting firm for the Company beginning with the fiscal year ending December 31, 2025. The decision to dismiss WWC and to engage KPMG was made by the audit committee of the Board of Directors of the Company (the “Board”) on the Closing Date with immediate effect.

WWC’s reports on the Company’s financial statements for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

For the fiscal years ended December 31, 2024 and 2023 and during the subsequent periods through the date of this Current Report on Form 8-K, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) between the Company and WWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of WWC, would have caused WWC to make reference to the subject matter of the disagreements in connection with WWC’s report on the Company’s financial statements for such fiscal year. For the fiscal years ended December 31, 2024 and 2023 and during the subsequent periods through the date of this Current Report on Form 8-K, there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided WWC with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that WWC provide the Company with a letter addressed to the SEC stating whether WWC agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K. A copy of that letter, dated September 15, 2025, furnished by WWC in response to that request, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the Company’s two most recent fiscal years ended December 31, 2024 and December 31, 2023, and for the subsequent interim period through the Closing Date, neither the Company nor anyone on its behalf consulted KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company, in connection with which either a written report or oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement.

Executive Employment Agreements

On September 15, 2025, the Company entered into Executive Employment Agreements (each, an “Agreement,” and collectively, the “Agreements”) with each of Matthew Cole, Benjamin Pham, Logan Beirne and Arshia Sarkhani (each, an “Executive,” and collectively, the “Executives”) as described below.

Position and Term

Pursuant to the terms of the Agreements, Mr. Cole will serve as the Company’s Chief Executive Officer and Chief Investment Officer, Mr. Pham will serve as the Company’s Chief Financial Officer, Mr. Beirne will serve as the Company’s Chief Legal Officer and Mr. Sarkhani will serve as the Company’s Chief Marketing Officer. The term of each of the Executives’ employment commenced on the Closing Date, and shall be of an indefinite duration and may be terminated by either the Company or the Executive for any reason upon 30 days’ prior written notice.

Compensation

Mr. Cole’s Agreement provides for an annual base salary of $800,000 and an annual performance-based bonus with a target of 200% of base salary, subject to achievement of performance metrics to be determined by the Board in consultation with Mr. Cole. Mr. Cole’s Agreement also provides that Mr. Cole may participate in the Company’s equity incentive plan, subject to the terms of such plan, as determined by the Board in its sole discretion. Additionally, Mr. Cole’s Agreement provides (i) for a one-time transaction bonus in connection with the closing of the Merger, in an amount equal to $2,000,000 to be paid promptly after the Closing Date and (ii) subject to the applicable approvals (including shareholder approval of the applicable action with respect to the Company’s equity plan) and Mr. Cole’s continued employment through the Company’s next annual shareholders meeting, for the grant of time-vesting restricted stock units with a value of $17,000,000, with the number of shares underlying the restricted stock unit award to be determined based on the average closing price of the Company’s common stock for the six month period beginning the day after the Closing Date (the “Future CEO Grant”), with the Future CEO Grant to vest in five substantially equal installments on each of the first five anniversaries of the Closing Date, subject to Mr. Cole’s continued employment through each vesting date; provided that the vesting will be accelerated upon a Change in Control (as defined in the equity incentive plan) or a termination of Mr. Cole’s employment by the Company without Cause, by Mr. Cole with Good Reason or due to death or Disability (each capitalized term as defined in Mr. Cole’s Agreement).

Mr. Pham’s Agreement provides for an annual base salary of $500,000 and an annual performance-based bonus with a target of 100% of base salary, subject to achievement of performance metrics to be determined by the Board in consultation with Mr. Cole. Mr. Pham’s Agreement also provides that Mr. Pham may participate in the Company’s equity incentive plan, subject to the terms of such plan, as determined by the Board in its sole discretion.

Mr. Beirne’s Agreement provides for an annual base salary of $500,000 and an annual performance-based bonus with a target of 100% of base salary, subject to achievement of performance metrics to be determined by the Board in consultation with Mr. Cole. Mr. Beirne’s Agreement also provides that Mr. Beirne may participate in the Company’s equity incentive plan, subject to the terms of such plan, as determined by the Board in its sole discretion.

Mr. Sarkhani’s Agreement provides for an annual base salary of $350,000 and an annual performance-based bonus with a target of 50% of base salary, subject to achievement of performance metrics to be determined by the Board in consultation with Mr. Cole. Mr. Sarkhani’s Agreement also provides that Mr. Sarkhani may participate in the Company’s equity incentive plan, subject to the terms of such plan, as determined by the Board in its sole discretion.

Each of the Executives are also entitled to participate in the Company’s employee benefit plans, perquisites and vacation scheme as are made generally available from time to time to executives of the Company. The Company shall also reimburse each of the Executives for all reasonable and necessary business, entertainment and travel expenses incurred in the performance of their respective job duties. In addition, the Company will provide each of the Executives with life insurance policy naming each of the Executive’s respective designated beneficiary or beneficiaries as the sole beneficiary or beneficiaries (which, for Mr. Cole, will provide for a death benefit of no less than $4,800,000). Mr. Cole’s Agreement also provides that the Company will provide him with appropriate security services at a maximum annual amount of $250,000 per year, subject to review by the Board for potential increase.

Payment in Connection with Termination of Employment

Where an Executive’s employment is terminated by the Company for Cause (as defined in the Agreements), or by the Executive voluntarily without Good Reason (as defined in the Agreements), the Company shall pay to the terminating Executive any accrued but unpaid base salary and accrued but unused vacation, unreimbursed business expenses properly incurred by the Executive and employee benefits (including equity compensation), if any, to which the Executive may be entitled under the Company’s employee benefit plans as of the date of termination of employment (collectively, the “Accrued Amounts”).

If an Executive’s employment is terminated on account of the Executive’s death or Disability (as defined in the Agreements), the Company shall pay to the Executive the Accrued Amounts and, subject to the Executive’s (or, if applicable, Executive’s estate or beneficiaries) timely execution and non-revocation execution of a release of claims in favor of the Company (the “Release”), (i) a prorata portion of the Executive’s bonus for the year in which termination of employment occurs based on actual achievement of the applicable performance goals during the year of termination of employment (the “Prorata Bonus”), (ii) full vesting of all equity awards that vest solely based on continued service with the Company (the “Service-Based Equity Acceleration”), (iii) vesting of all equity awards that vest based on the attainment of performance goals based on actual performance for any open performance periods (the “Performance-Based Equity Acceleration”), (iv) the Executive’s estate and/or beneficiaries elects continued health benefits coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), reimbursement of the cost of the premiums for such coverage for the Executive’s dependents for (x) in the case of Executive’s death, 36 months following the Executive’s death and (y) in the case of Executive’s Disability, 24 months following the date on which Executive’s employment terminated due to Disability and (iv) continued indemnification under the Company’s director and officer’s liability insurance for a period of six years following the termination date (the “D&O Coverage Continuation”). If an Executive’s employment with the Company terminates due to the Executive’s Disability resulting from an intentional violent act of a third party targeting the Executive, subject to the Executive’s (or, if applicable, the Executive’s estate or beneficiaries) timely execution and non-revocation of the Release, the Executive will receive an additional payment equal to one times (or, in the case of Mr. Cole, one and a half times) base salary and the Executive’s target annual bonus.

If an Executive’s employment is terminated by the Company without Cause, or by the Executive for Good Reason, the Company shall pay the terminating Executive the Accrued Amounts, and subject to the timely execution and non-revocation of the Release, the Executive will also be entitled to receive: (i) a lump sum payment in an amount equal to (x) for Mr. Cole, two times the sum of Mr. Cole’s base salary and target annual bonus for the year in which the termination date occurs and (y) for Messrs. Pham, Beirne and Sarkhani, one times the sum of their respective base salaries and respective target annual bonuses for the year in which the termination date occurs, (ii) the Prorata Bonus, (iii) a payment equal to any earned but unpaid annual bonus with respect to any completed fiscal year immediately preceding the termination date that will be paid on the same date as payments for annual bonuses are made to similarly situated executive of the Company (the “Prior Year Bonus”), (iv) the Service-Based Equity Acceleration, (v) the Performance-Based Equity Acceleration and (vi) if the Executive elects continued health benefits coverage under COBRA, reimbursement of the cost of the premiums for such coverage for the Executive and their dependents (x) for Mr. Cole, for 24 months following Mr. Cole’s termination of employment and (y) for Messrs. Pham, Beirne and Sarkhani, for 12 months following such Executive’s termination.

If an Executive’s employment is terminated by the Company without Cause, or by the Executive for Good Reason, in each case within 24 months immediately following a Change in Control, the Company shall pay to the terminating Executive the Accrued Amounts, and subject to the timely execution and non-revocation of the Release, the Executive will be entitled to receive: (i) a lump sum payment in an amount equal to (x) for Mr. Cole, three times the sum of the Mr. Cole’s base salary and target annual bonus for the year in which the termination date occurs and (y) for Messrs. Pham, Beirne and Sarkhani, two times the sum of the Executive’s respective base salary and target annual bonus for the year in which the termination date occurs, (ii) the Prior Year Bonus, (iii) the Prorata Bonus, (iv) the Service-Based Equity Acceleration, (v) vesting of all equity awards that vest based on the attainment of performance goals at the greater of target and actual performance for any open performance periods and (vi) if the Executive elects continued health benefits coverage under COBRA, reimbursement of the cost of the premiums for such coverage for the Executive and their dependents (x) for Mr. Cole, for 36 months following Mr. Cole’s termination of employment and (y) for Messrs. Pham, Beirne and Sarkhani, for 24 months following such Executive’s termination of employment.

The foregoing description is only a summary of the Agreements and is qualified in its entirety by reference to the full text of the Agreements. Copies of the Agreements will be filed as an exhibit to the Company’s Current Report on Form 10-Q.

Item 8.01. Other Events

Amendment No. 1 to the Subscription Agreement

As previously disclosed, the Company entered into subscription agreements (each an “Original Subscription Agreement” and together the “Original Subscription Agreements”) with certain accredited investors (the “Subscribers”). A description of the Original Subscription Agreements was disclosed in the Company’s Current Report on Form 8-K, filed with the SEC on May 27, 2025, which is incorporated herein by reference. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Original Subscription Agreements.

On September 15, 2025, the Company entered into amendments (each a “Subscription Agreement Amendment” and together the “Subscription Agreement Amendments”) with certain accredited investors (the “Subscribers”) to amend the Original Subscription Agreements to permit the Company to conduct an at-the-market offering of the Common Stock at a per-sale offering equal to or greater than $2.50 per share (the “Amendment”).

The Subscribers represent a majority in interest of the Placement Shares offered pursuant to the Original Subscription Agreements required to amend such agreements for the Amendment.

The representations, warranties and covenants contained in the Subscription Agreement Amendments were made solely for the benefit of the parties thereto and the placement agents expressly named as third-party beneficiaries thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Subscription Agreements Amendments are incorporated herein by reference only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing description of the Subscription Agreement Amendments is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Form of Amendment No. 1 to the Sale and Subscription Agreements, dated as of September 15, 2025, by and between Strive, Inc. and the subscribers party thereto.
16.1	Letter from WWC, P.C. to the Securities and Exchange Commission dated September 15, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2025	Strive, Inc.

/s/ Matthew Cole
	Name:	Matthew Cole
	Title:	Chief Executive Officer

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